              As filed with the Securities and Exchange Commission
                                on June 13, 2002

                                                      Registration No. 333-39257
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                              --------------------

                        POST-EFFECTIVE AMENDMENT NO.1 TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              ---------------------

                       HUNGARIAN TELEPHONE AND CABLE CORP.
             (Exact Name of Registrant as Specified in its Charter)


                  Delaware                            13-3652685
     (State or other Jurisdiction of               (I.R.S. Employer
      Incorporation or Organization)              Identification No.)


                                32 CENTER STREET
                            DARIEN, CONNECTICUT 06820
                                 (203) 656-3882
                  (Address and Telephone Number of Registrant's
                          Principal Executive Offices)

                             ----------------------

                              PETER T. NOONE, ESQ.
                                 GENERAL COUNSEL
                       HUNGARIAN TELEPHONE AND CABLE CORP.
                                32 CENTER STREET
                                DARIEN, CT 06820
                                 (203) 656-3882
            (Name, Address and Telephone Number of Agent For Service)

                             ----------------------

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

================================================================================

         The Registrant's Registration Statement No. 333-39257 was declared effective by the Securities and Exchange Commission on November 5, 1997, in connection with the offering of 108,979 shares of common stock. Pursuant to this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 No. 333-39257, the Registrant hereby de-registers all 108,979 shares of common stock.

                                -----------------

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1993 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================


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

         In accordance with the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing a post-effective amendment on Form S-3 and has authorized this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Darien, State of Connecticut, on June 13, 2002.

                       Hungarian Telephone and Cable Corp.

                           By: /s/ Peter T. Noone, Esq.
                               ------------------------
                                 Peter T. Noone
                                 General Counsel and Authorized
                                 Representative on behalf
                                 of the Registrant and the
                                 Registrant's Board of Directors

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